Exhibit 99.2

CRANE CO.

Income Statement Data

(in thousands, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2003	2002		2003	2002
Net Sales:
Aerospace & Electronics	$110,778	$83,676		$302,224	$255,317
Engineered Materials	64,317	67,654		185,481	181,992
Merchandising Systems	40,396	39,828		117,872	124,026
Fluid Handling	194,101	178,637		555,381	539,015
Controls	15,766	16,227		46,991	48,868
Intersegment Elimination	(67)	(41)		(215)	(80)

Total Net Sales	$425,291	$385,981		$1,207,734	$1,149,138

Operating Profit:
Aerospace & Electronics	$22,655	$15,442	*	$62,804	$51,466 *
Engineered Materials	13,295	13,469		37,933	36,427
Merchandising Systems	2,064	1,015		1,269	7,422
Fluid Handling	11,444	13,713		32,566	39,811
Controls	1,136	1,321		2,519	3,364
Corporate	(5,824)	(13,021	)*	(21,232)	(26,439)*

Total Operating Profit	44,770	31,939		115,859	112,051
Interest Income	226	1,306		725	1,915
Interest Expense	(4,916)	(4,229)		(13,000)	(12,873)
Miscellaneous—Net	(212)	39		(1,210)	(1,333)

Income Before Income Taxes	39,868	29,055		102,374	99,760
Provision for Income Taxes	11,734	8,578		31,736	31,923

Income Before Cumulative Effect of a Change in Accounting Principle	28,134	20,477		70,638	67,837
Cumulative Effect of a Change in Accounting Principle	—	—		—	(28,076)

Net Income	$28,134	$20,477		$70,638	$39,761

Depreciation and Amortization	$13,485	$12,632		$38,697	$37,006
Per Diluted Share Data:
Income Before Cumulative Effect of a Change in Accounting Principle	$0.47	$0.34		$1.19	$1.13
Cumulative Effect of a Change in Accounting Principle	—			—	(0.47)

Net Income	$0.47	$0.34		$1.19	$0.66

Average Diluted Shares Outstanding	59,723	60,070		59,542	60,187
Average Basic Shares Outstanding	59,305	59,815		59,338	59,798

* Amounts in 2002 include charges at the Company’s aerospace business for fuel pump inspections and corporate charges related to costs of environmental remediation and asbestos claims.

CRANE CO.

Condensed Balance Sheets

(in thousands)

	September 30, 2003	December 31, 2002
ASSETS
Current Assets
Cash and Cash Equivalents	$70,454	$36,589
Accounts Receivable	261,135	213,850
Inventories	242,071	214,689
Other Current Assets	55,378	44,349

Total Current Assets	629,038	509,477
Property, Plant and Equipment	302,415	273,248
Other Assets	235,059	220,615
Goodwill	515,748	410,356

Total Assets	$1,682,260	$1,413,696

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current Maturities of Long-Term Debt	$100,606	$400
Loans Payable	241	48,153
Accounts Payable	110,805	91,072
Accrued Liabilities	150,647	125,859
Income Taxes	30,548	22,941

Total Current Liabilities	392,847	288,425
Long-Term Debt	296,309	205,318
Deferred Income Taxes	9,130	8,972
Postretirement, Pension and Other Liabilities	256,350	261,919
Common Shareholders’ Equity	727,624	649,062

Total Liabilities and Shareholders’ Equity	$1,682,260	$1,413,696

CRANE CO.

Condensed Statements of Cash Flows

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Operating Activities:
Net income	$28,134	$20,476	$70,638	$39,761
Cumulative effect of a change in accounting principle	—		—	28,076

Income before accounting change	28,134	20,476	70,638	67,837
Income from joint venture	(783)	(1,058)	(2,318)	(1,007)
Depreciation and amortization	13,485	12,632	38,697	37,006
Cash provided by (used for) operating working capital	402	26,942	(9,328)	43,892
Other	(3,383)	(5,903)	(6,256)	(9,539)

Total Provided from Operating Activities	37,855	53,089	91,433	138,189

Investing Activities:
Capital expenditures	(7,383)	(5,984)	(20,473)	(18,361)
Proceeds from disposition of capital assets	2,765	539	3,676	4,543
Payments for acquisitions, net	—	(7,405)	(168,818)	(49,862)
Proceeds from divestitures	—	2,705	1,600	2,705

Total Used for Investing Activities	(4,618)	(10,145)	(184,015)	(60,975)

Financing Activities:
Dividends paid	(5,930)	(5,982)	(17,804)	(17,947)
Settlement of treasury shares acquired on the open market	—	(195)	(6,641)	(195)
Stock options exercised—net of shares reacquired	1,019	100	1,566	1,087
Issuance (repayment) of debt, net	9,575	(25,753)	147,287	(49,807)

Total Provided from (Used for) Financing Activities	4,664	(31,830)	124,408	(66,862)

Effect of exchange rate on cash and cash equivalents	495	226	2,039	1,711

Increase in cash and cash equivalents	38,396	11,340	33,865	12,063
Cash and cash equivalents at beginning of period	32,058	21,886	36,589	21,163

Cash and cash equivalents at end of period	$70,454	$33,226	$70,454	$33,226

CRANE CO.

Order Backlog

(in thousands)

	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002
Aerospace & Electronics	$286,539	$304,975	$224,513	$217,598	$204,405
Engineered Materials	10,927	11,071	9,828	11,153	19,064
Merchandising Systems	10,399	11,827	10,543	12,932	14,730
Fluid Handling	139,179	140,657	138,134	130,195	137,406
Controls	12,496	13,481	14,736	13,784	16,581

Total Backlog	$459,540	$482,011	$397,754	$385,662	$392,186

CRANE CO.

Non-GAAP Financial Measures

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,		Estimated 2003		Estimated 2004
	2003	2002	2003	2002
Free Cash Flow
Cash from Operating Activities	$37,855	$53,089	$91,433	$138,189	$159,000	$163,000	$179,000
Less: Capital Expenditures	(7,383)	(5,984)	(20,473)	(18,361)	(30,000)	(29,000)	(35,000)
Dividends	(5,930)	(5,982)	(17,804)	(17,947)	(24,000)	(24,000)	(24,000)

Free Cash Flow	$24,542	$41,123	$53,156	$101,881	$105,000	$110,000	$120,000

Free cash flow is considered a measure of cash generation and should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with generally accepted accounting principles and may be inconsistent with similar measures presented by other companies.

This measurement provides supplemental information to assist management and certain investors in analyzing Company performance.